CORNERSTONE STRATEGIC VALUE FUND, INC.
48 Wall Street, 22nd Floor
New York, New York 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 20, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 20, 2015: THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT ARE AVAILABLE ON THE INTERNET AT HTTP://WWW.CORNERSTONESTRATEGICVALUEFUND.COM/DATA/SITES/5/DOCS/CLM_PROXY_FINAL.PDF

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Cornerstone Strategic Value Fund, Inc., a Maryland corporation (the “Fund”), will be held at 11:30 a.m., Eastern Time, on October 20, 2015 at the First Floor Conference Room, 1075 Hendersonville Rd., Asheville, NC 28803, for the following purposes:

1.	To approve the election of two directors to hold office until the year 2018 Annual Meeting of Stockholders (Proposal 1); and

2.	To consider and vote upon such other matters as may properly come before said Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on August 24, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Meeting or any adjournment or postponement thereof. The stock transfer books will not be closed.

Copies of the Fund’s most recent annual and semi-annual reports are available free of charge for any shareholder by writing to the Fund, c/o AST Fund Solutions, LLC, 48 Wall Street, 22nd Floor, New York, New York 10005, by calling (866) 668-6558, or by visiting the Fund’s website at www.cornerstonestrategicvaluefund.com.

By Order of the Board of Directors

Gary A. Bentz
Secretary

Dated: August 26, 2015

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED REPLY ENVELOPE. YOUR PROMPT RESPONSE WILL HELP ASSURE A QUORUM AT THE MEETING.

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3.	Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

REGISTRATION

CORPORATE ACCOUNTS VALID SIGNATURE

(1) ABC Corp.	ABC Corp. (by John Doe, Treasurer)
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp.c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

TRUST ACCOUNTS

(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d/ 12/28/78	Jane B. Doe

CUSTODIAL OR ESTATE ACCOUNTS

(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr., Executor

CORNERSTONE STRATEGIC VALUE FUND, INC.
48 Wall Street, 22nd Floor
New York, New York 10005

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
to be held on October 20, 2015

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cornerstone Strategic Value Fund, Inc., a Maryland corporation (the “Fund”) for use at the Annual Meeting of Stockholders for the year 2015 (the “Meeting”) to be held 11:30 a.m., Eastern Time, on October 20, 2015 at the First Floor Conference Room, 1075 Hendersonville Rd., Asheville, NC 28803, and at any and all adjournments and postponements thereof. A form of proxy is enclosed herewith. This Proxy Statement and the accompanying form of proxy are being first mailed to stockholders of the Fund (“Stockholder(s)”) on or about August 31, 2015.

Any Stockholder who executes and delivers a proxy may revoke it by written communication to the Secretary of the Fund at any time prior to its use or by voting in person at the Meeting. Attendance by a Stockholder at the Meeting does not, in itself, revoke a proxy. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the election of Mr. Robert E. Dean and Mr. Scott B. Rogers as nominees for Class II Director.

In general, abstentions and broker non-votes, as defined below, count for purposes of obtaining a quorum but do not count as votes cast with respect to any proposal requiring that the broker has discretion. With respect to a proposal requiring the affirmative vote of a majority of the Fund’s outstanding shares of common stock, the effect of abstentions and broker non-votes is the same as a vote against such proposal. Otherwise, abstentions and broker non-votes have no effect on the outcome of a proposal. A broker non-vote is a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power.

At least one-third of the Fund’s Stockholders must be present at the Meeting in person or by proxy to constitute a quorum for the transaction of business by the Fund. In the event that a quorum is not present at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting from time to time. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR or AGAINST any such proposal in their discretion.

Your vote is being solicited by the directors of the Fund. The cost of soliciting these proxies will be borne by the Fund. The Fund reimburses brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute proxies.

The directors and officers of the Fund and AST Fund Solutions, LLC, the administrator to the Fund (the “Administrator”) may be involved in the solicitation of proxies. The Fund does not reimburse such persons for the solicitation of proxies.

The Fund expects that the solicitation will be primarily by mail, but also may include telephone, electronic, oral or other means of communication. If the Fund does not receive your proxy by a certain time, you may receive a telephone call from a proxy soliciting agent asking you to vote. The cost of soliciting the proxies will be borne by the Fund.

Only holders of the Fund’s issued and outstanding shares of common stock of record at the close of business on August 24, 2015 are entitled to notice of, and to vote at, the Meeting. Each such holder is entitled to one vote per share of common stock so held. The number of shares of common stock outstanding on August 24, 2015 was 21,109,119. The Fund is a diversified, closed-end management investment company.

Copies of the Fund’s most recent annual and semi-annual report may be ordered free of charge to any Stockholder by writing to the Fund, c/o AST Fund Solutions, LLC, 48 Wall Street, 22nd Floor, New York, New York 10005, or by calling (866) 668-6558. This report is not to be regarded as proxy-soliciting material.

This Proxy Statement is first being mailed to Stockholders on or about August 31, 2015.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

In accordance with the Fund’s By-laws, the Fund’s Board of Directors is divided into three classes: Class I, Class II and Class III. Each class has a term of three years and each year the term of office of one class expires. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.

At the Meeting, Stockholders will be asked to elect two Class II Directors to hold office until the year 2018 Annual Meeting of Stockholders or thereafter until each of their respective successors is duly elected and qualified. The term of office of the Class II Directors, currently consisting of Mr. Robert E. Dean and Mr. Scott B. Rogers, will expire at the year 2018 Annual Meeting or thereafter until his respective successor is duly elected and qualified. If elected, each nominee has consented to serve as a Director of the Fund until his successor is duly elected and qualified. Each nominee was considered and recommended by the Fund’s Nominating and Corporate Governance Committee.

The persons named in the accompanying form of proxy intend to vote at the Meeting (unless directed not to vote) FOR the election of each nominee. Each nominee has indicated that he will serve if elected, and the Board of Directors has no reason to believe that the nominee named above will become unavailable for election as a director, but if the nominee should be unable to serve, the proxy will be voted for any other person determined by the persons named in the proxy in accordance with their judgment.

The following table sets forth the name, address, birth date and principal occupation of each nominee for election as Director:

NOMINEES

Name and Address(1) (Birth Date)	Position(s) with Fund	Term of Office Since	Principal Occupation Over Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Directorships Held by Nominee for Director Outside of Fund Complex*
Class II Non-Interested Nominees to serve until the Year 2018 Annual Meeting of Stockholders:
Robert E. Dean (April 1951)	Director; Audit, Nominating and Corporate Governance Committee Member	2014	Director, National Bank Holdings Corp.; Director of Cornerstone Total Return Fund, Inc.	2	National Bank Holdings Corp.
Scott B. Rogers (July 1955)	Director; Audit, Nominating and Corporate Governance Committee Member	2001	Director, Board of Health Partners, Inc.; Chief Executive Officer, Asheville Buncombe Community Christian Ministry; and President, ABCCM Doctor's Medical Clinic; Member of North Carolina Governor's Council on Homelessness (from July 2014); Director of Cornerstone Total Return Fund, Inc.	2	None

(1)	The mailing address of each Nominee with respect to Fund operations is c/o AST Fund Solutions, LLC, 48 Wall Street, 22nd Floor, New York, New York 10005.

*	As of December 31, 2014, the Fund Complex was comprised of the Fund, Cornerstone Total Return Fund, Inc. and Cornerstone Progressive Return Fund, all of which are managed by Cornerstone Advisors, Inc. (the “Investment Adviser”). Each of the above Directors oversee all of the Funds in the Fund Complex. As of June 29, 2015, Cornerstone Progressive Return Fund merged with and into Cornerstone Strategic Value Fund, Inc.

REMAINING BOARD OF DIRECTORS

The following tables set forth the names, addresses, birth dates, and principal occupations of each of the remaining Directors of the Fund.

Name and Address(1) (Birth Date)	Position(s) with Fund	Term of Office Since	Principal Occupation Over Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Directorships Held by Nominee for Director Outside of Fund Complex*
Class I Non-Interested Director to serve until the Year 2017 Annual Meeting of Stockholders:
Edwin Meese III (Dec. 1931)	Director; Audit, Nominating and Corporate Governance Committee Member	2001	Ronald Reagan Distinguished Fellow Emeritus, The Heritage Foundation, Washington D.C.; Distinguished Visiting Fellow at the Hoover Institution, Stanford University; Director of Cornerstone Total Return Fund, Inc.	2	None
Class III Non-Interested Directors to serve until the Year 2016 Annual Meeting of Stockholders:
Glenn W. Wilcox, Sr. (Dec. 1931)	Director; Chairman of Audit Committee and Nominating and Corporate Governance Committee Member	2000	Chairman of Tower Associates, Inc.; Chairman of the Board of Wilcox Travel Agency, Inc.; Director of Champion Industries, Inc.; Director of Cornerstone Total Return Fund, Inc.	2	Champion Industries, Inc.
Andrew A. Strauss (Nov. 1953)	Director; Chairman of Nominating and Corporate Governance Committee and Audit Committee Member	2000	Attorney and senior member of Strauss & Associates, P.A., Attorneys; Director of Cornerstone Total Return Fund, Inc.	2	None

Class I Interested Director to serve until the Year 2017 Annual Meeting of Stockholders:
Ralph W. Bradshaw (Dec. 1950)**	Chairman of the Board of Directors and President	1998	President, Cornerstone Advisors Inc.; Financial Consultant; President and Director of Cornerstone Total Return Fund, Inc.	2	None

Note

(1)	The mailing address of each Nominee/Director with respect to Fund operations is c/o AST Fund Solutions, LLC, 48 Wall Street, 22nd Floor, New York, New York 10005.

*	As of December 31, 2014, the Fund Complex was comprised of the Fund, Cornerstone Total Return Fund, Inc. and Cornerstone Progressive Return Fund, all of which are managed by Cornerstone Advisors, Inc. (the “Investment Adviser”). Each of the above Directors oversee all of the Funds in the Fund Complex. As of June 29, 2015, Cornerstone Progressive Return Fund merged with and into Cornerstone Strategic Value Fund, Inc.

**	Mr. Bradshaw is an “interested person” as defined in the Investment Company Act of 1940 because of his affiliation with Cornerstone Advisors, Inc.

The Board believes that the significance of each Director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Director may not have the same value for another) and that these factors are best evaluated at the Board level, with no single Director, or particular factor, being indicative of the Board’s effectiveness. The Board determined that each of the Directors is qualified to serve as a Director of the Fund based on a review of the experience, qualifications, attributes and skills of each Director. In reaching this determination, the Board has considered a variety of criteria, including, among other things: character and integrity; ability to review critically, evaluate, question and discuss information provided, to exercise effective business judgment in protecting shareholder interests and to interact effectively with the other Directors, the Investment Adviser, other service providers, counsel and the independent registered accounting firm (“independent auditors”); and willingness and ability to commit the time necessary to perform the duties of a Director. Each Director’s ability to perform his duties effectively is evidenced by his experience or achievements in the following areas: management or board experience in the investment management industry or companies or organizations in other fields, educational background and professional training; and experience as a Director of the Fund. In addition, the Board values the diverse skill sets and experiences that each Director contributes. The Board considers that its diversity as a whole is as a result of a combination of Directors who are working in the private, as opposed to public, sector, those that are retired from professional work and the various perspectives that each Director provides as a result of his present experiences and his background. Information as of December 31, 2014 discussing the specific experience, skills, attributes and qualifications of each Director which led to the Board’s determination that the Director should serve in this capacity is provided below.

RALPH W. BRADSHAW. Mr. Bradshaw is co-founder of Cornerstone Advisors, Inc. (the "Investment Adviser") and has served as its President since its inception in 2001. He brings over 20 years of extensive investment management experience and also formerly served as a director of several other closed-end funds. Prior to founding the Investment Adviser, he served in consulting and management capacities for registered investment advisory firms specializing in closed-end fund investments. His experiences include developing and implementing successful trading strategies with a variety of underlying portfolios containing domestic and international equity and fixed-income investments. In addition, he has been a financial consultant and has held managerial positions or operated small businesses in several industries. Mr. Bradshaw holds a B.S. in Chemical Engineering and an M.B.A. Mr. Bradshaw provides the Board with effective business judgment and an ability to interact effectively with the other Directors, as well as with the other service providers, counsel and the Fund’s independent auditor. Mr. Bradshaw commits a significant amount of time to the Fund as a Director and Officer, in addition to serving as President of the Investment Adviser. The Board values his strong moral character and integrity.

ROBERT E. DEAN. Mr. Dean is a private investor. From October 2000 to December 2003, Mr. Dean was with Ernst & Young Corporate Finance LLC, a wholly owned broker-dealer subsidiary of Ernst & Young LLP, serving as a Senior Managing Director and member of the Board of Managers from December 2001 to December 2003. From June 1976 to September 2000, Mr. Dean practiced corporate, banking and securities law with Gibson, Dunn & Crutcher LLP. Mr. Dean was Partner-in-Charge of the Orange County, California office from 1993 to 1996 and was a member of the law firm’s Executive Committee from 1996 to 1999. Since June 2009, Mr. Dean has served as a director of National Bank Holdings Corporation (NYSE:NBHC), a bank holding company, serving as chairman of the Nominating and Governance Committee and a member of the Audit & Risk and Compensation Committees. Mr. Dean holds a Bachelor of Arts degree from the University of California, Irvine and a Juris Doctor degree from the University of Minnesota Law School. Mr. Dean’s substantial experience in the public capital markets and merger and acquisition transactions, regulatory matters and public company corporate governance matters qualifies him to serve on the Board of Directors of the Fund. The Board values his strong moral character and integrity.

EDWIN MEESE III. Mr. Meese is a Ronald Reagan Distinguished Fellow Emeritus at The Heritage Foundation. He is also a Distinguished Visiting Fellow at The Hoover Institution, Stanford University. He is the former chairman of the governing board of George Mason University in Virginia and serves on the board of several civic and educational organizations. Previously, Mr. Meese served as the 75th Attorney General of the United States and immediately prior to that as Counsellor to the President of the United States for Ronald Reagan. Mr. Meese provides the Board with effective business judgment and an ability to interact effectively with the other Directors, as well as with the Investment Adviser, other service providers, counsel and the Fund’s independent auditor. Mr. Meese has demonstrated a willingness to commit the time necessary to serve as an effective Director. The Board values his strong moral character and integrity.

SCOTT B. ROGERS. Reverend Rogers has been the Executive Director of a regional community ministry organization for over 30 years. In addition to the leadership and management skills obtained through this work, he contributes a non-profit perspective and community insight to the Board’s discussions and deliberations, which provides desirable diversity. Mr. Rogers provides the Board with effective business judgment and an ability to interact effectively with the other Directors, as well as with the Investment Adviser, other service providers, counsel and the Fund’s independent auditor. Mr. Rogers has demonstrated a willingness to commit the time necessary to serve as an effective Director. The Board values his strong moral character and integrity.

ANDREW A. STRAUSS. Mr. Strauss is an experienced attorney with a securities law background. He currently manages a law firm specializing in estate planning, probate and estate administration. In addition, Mr. Strauss served in an executive capacity with a large public company for over nine years. He is a graduate of the Wharton School of the University of Pennsylvania and Georgetown University Law Center. Mr. Strauss provides the Board with effective business judgment and an ability to interact effectively with the other Directors, as well as with the Investment Adviser, other service providers, counsel and the Fund’s independent auditor. Mr. Strauss has demonstrated a willingness to commit the time necessary to serve as an effective Director. The Board values his strong moral character and integrity.

GLENN W. WILCOX, SR. Mr. Wilcox has been a business owner for over 55 years. He has previous business experience in real estate development, radio and oil and gas exploration industries. He serves on the board of directors and audit committee of another public company. From 1996 until 2004, Mr. Wilcox was a member of the board of Appalachian State University, and was chairman of the board from 2001-2003. He has been a private investor in public equities for over 50 years. Mr. Wilcox provides the Board with effective business judgment and an ability to interact effectively with the other Directors, as well as with the Investment Adviser, other service providers, counsel and the Fund’s independent auditor. Mr. Wilcox has demonstrated a willingness to commit the time necessary to serve as an effective Director. The Board values his strong moral character and integrity.

Specific details regarding each Director’s principal occupations during the past five years are included in the table above. The summaries set forth above as to the experience, qualifications, attributes and/or skills of the Directors do not constitute holding out the Board or any Director as having any special expertise or experience, and do not impose any greater responsibility or liability on any such person or on the Board as a whole than would otherwise be the case.

The following table sets forth, for each Director, the aggregate dollar range of equity securities owned of the Fund and of all Funds overseen by each Director in the Fund Complex as of June 30, 2015. The information as to beneficial ownership is based on statements furnished to the Fund by each Director.

Name	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity in All Funds Overseen by Directors in Fund Complex
NON-INTERESTED DIRECTORS
Robert E. Dean	0	0
Edwin Meese III	0	0
Scott B. Rogers	Over $100,000	Over $100,000
Andrew A. Strauss	0	0
Glenn W. Wilcox Sr.	$10,001–$50,000	$10,001–$50,000

INTERESTED DIRECTOR
Ralph W. Bradshaw	Over $100,000	Over $100,000

EXECUTIVE OFFICERS

In addition to Mr. Bradshaw, the current principal officers of the Fund are:

Name and Address(1) (Birth Date)	Position with Fund	Term of Office Since	Principal Occupation Over Past 5 Years
Gary A. Bentz (June 1956)	Chief Compliance Officer; Secretary, and Assistant Treasurer	2004, 2008, 2009
Chairman and Chief Financial Officer of Cornerstone Advisors, Inc.; Financial Consultant, C.P.A.; Chief Compliance Officer, Secretary, and Assistant Treasurer of Cornerstone Total Return Fund, Inc. and Cornerstone Progressive Return Fund

Frank J. Maresca (October 1958)	Treasurer	2013
Executive Vice President of AST Fund Solutions, LLC (since February 2012), Executive Vice President of Ultimus Fund Solutions, LLC (from March 2009-February 2012) previous Executive Director, JP Morgan Chase & Co.; Previous President of Bear Stearns Funds Management Inc.; Previous Senior Managing Director of Bear Stearns & Co. Inc.; Treasurer of the Fund, Cornerstone Total Return Fund, Inc. and Cornerstone Progressive Return Fund (from May 2009 through February 2012).

(1)	The mailing address of each officer with respect to Fund operations is 48 Wall Street, 22nd Floor, New York, NY 10005.

Under the federal securities laws, the Fund is required to provide to Stockholders in connection with the Meeting information regarding compensation paid to Directors by the Fund as well as by the various other U.S. registered investment companies advised by the Fund’s Investment Adviser during its prior calendar year. The following table provides information concerning the compensation paid during the year ended December 31, 2014, to each Director of the Fund in his capacity solely as a Director of the Fund. This information does not reflect any additional monies received for a named individual serving in any other capacity to the Fund. Please note that the Fund has no bonus, profit sharing, pension or retirement plans.

Name of Director	Director Since	Aggregate Compensation from Fund	Total Compensation from the Fund and Fund Complex* Paid to Director
Robert E. Dean	2014	$0	$0
Glenn W. Wilcox, Sr.	2000	$20,500	$50,250
Andrew A. Strauss	2000	$20,500	$50,250
Edwin Meese III	2001	$20,000	$48,750
Scott B. Rogers	2000	$20,500	$50,250
Ralph W. Bradshaw	1998	$0	$0

*	For compensation purposes, the Fund Complex refers to the Fund, Cornerstone Total Return Fund, Inc. and Cornerstone Progressive Return Fund, all of which were managed by Cornerstone Advisors, Inc. during the year ended December 31, 2014.

Director Transactions with Fund Affiliates. As of December 31, 2014, neither the Independent Directors nor members of their immediate family owned securities beneficially or of record in Cornerstone Advisors, Inc., or an affiliate of Cornerstone Advisors, Inc. Furthermore, over the past five years, neither the Independent Directors nor members of their immediate family have any direct or indirect interest, the value of which exceeds $120,000, in Cornerstone Advisors, Inc. or any of its affiliates. In addition, since the beginning of the last two fiscal years, neither the Independent Directors nor members of their immediate family have conducted any transactions (or series of transactions) or maintained any direct or indirect relationship in which the amount involved exceeds $120,000 and to which Cornerstone Advisors, Inc. or any affiliate thereof was a party.

BOARD COMPOSITION AND LEADERSHIP STRUCTURE

The Board consists of six individuals, one of whom is an Interested Director. The Chairman of the Board, Mr. Bradshaw, is the Interested Director and is the President of the Fund, the President of the Investment Adviser, and is the President and a Director of Cornerstone Total Return Fund, Inc. and, until its merger with and into the Fund, Cornerstone Progressive Return Fund, respectively. The Board does not have a lead independent director.

The Board believes that its structure facilitates the orderly and efficient flow of information to the Directors from the Investment Adviser and other service providers with respect to services provided to the Fund, potential conflicts of interest that could arise from these relationships and other risks that the Fund may face. The Board further believes that its structure allows all of the Directors to participate in the full range of the Board’s oversight responsibilities. The Board believes that the orderly and efficient flow of information and the ability to bring each Director’s talents to bear in overseeing the Fund’s operations is important, in light of the size and complexity of the Fund and the risks that the Fund faces. The Board and its committees review their structure regularly, to help ensure that it remains appropriate as the business and operations of the Fund and the environment in which the Fund operates changes.

Currently, the Board has an Audit Committee and a Nominating and Corporate Governance Committee. The responsibilities of each committee and its members are described below. Each of the Directors attended at least seventy-five (75%) percent of the six (6) meetings of the Board of Directors (including regularly scheduled and special meetings) held during the period for which he was a member, except Mr. Meese. Each director attended all of the four (4) meetings of its committees (including regularly scheduled and special meetings) held during the period for which he was a member. The Board does not have a policy regarding Directors’ attendance at the Annual Stockholders Meeting, but all are invited to attend.

THE AUDIT COMMITTEE

The Fund has a standing Audit Committee (the “Audit Committee”), which is comprised of Messrs. Wilcox, Sr., Dean, Meese, Rogers and Strauss, all of whom are Directors who are not interested persons of the Fund, as such term is defined in Section 2(a)(19) of the Investment Company Act, as amended. The Audit Committee has a written charter. The principal functions of the Audit Committee include but are not limited to, (i) the oversight of the accounting and financial reporting processes of the Fund and its internal control over financial reporting; (ii) the oversight of the quality and integrity of the Fund’s financial statements and the independent audit thereof; and (iii) the approval, prior to the engagement of, the Fund’s independent registered public accounting firm and, in connection therewith, to review and evaluate the qualifications, independence and performance of the Fund’s independent registered public accounting firm. The Audit Committee convened four (4) times during the 2014 calendar year.

The Audit Committee currently does not have an Audit Committee Financial Expert, as such term is defined in Section 407 of the Sarbanes-Oxley Act of 2002. Rather, the Audit Committee members believe that each of their individual experiences provide the Audit Committee with sufficient experience and expertise to allow them to perform their duties as members of the Audit Committee.

The responsibilities of the Audit Committee, as approved by the Directors, are set forth in the Audit Committee Charter, a copy of which is available on the Fund's website at http://www.cornerstonestrategicvaluefund.com/Data/Sites/5/docs/Audit_Charter.pdf, under the section “Corporate Governance – Audit Committee Charter.”

THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Fund has a standing Nominating and Corporate Governance Committee (the “N&CG Committee”), which is comprised of Messrs. Wilcox, Sr., Strauss, Rogers, Dean, and Meese, all of whom are Directors who are not interested persons of the Fund, as such term is defined in Section 2(a)(19) of the Investment Company Act, as amended. The N&CG Committee has a written charter. In addition to its responsibility to oversee the corporate governance of the Fund, the N&CG Committee is appointed to identify and select qualified candidates that have exhibited strong decision making ability, substantial business experience, relevant knowledge of the investment company industry (including closed-end funds), skills or technological expertise and exemplary personal integrity and reputation. In addition, the Committee seeks candidates that have experience and knowledge involving all of the service providers of a registered investment company.

The N&CG Committee will consider all nominees recommended by Stockholders of the Fund, so long as Stockholders send their recommendations in writing to the Secretary of the Fund in a manner consistent with the Fund’s By-laws. The N&CG Committee will seek candidates for the Board that have exhibited strong decision-making ability, substantial business experience, relevant knowledge, skills or technological expertise, and exemplary personal integrity and reputation. Specifically, the N&CG Committee assesses all director nominees taking into account several factors, including, but not limited to, issues such as the current needs of the Board and the nominee’s: (i) integrity, honesty, and accountability; (ii) successful leadership experience and strong business acumen; (iii) forward-looking, strategic focus; (iv) collegiality; (v) independence and absence of conflicts of interests; and (vi) ability to devote necessary time to meet director responsibilities. The N&CG Committee does not have a policy with regard to considering diversity when identifying candidates for election, but would expect to consider race, gender and professional experience diversity when identifying future candidates. The N&CG Committee will ultimately recommend nominees that it believes will enhance the Board’s ability to oversee, in an effective manner, the affairs and business of the Fund. The N&CG Committee will consider and evaluate Stockholder-recommended candidates by applying the same criteria used to evaluate director-recommended candidates. The deadline for submitting a Stockholder proposal for inclusion in the Fund’s proxy statement and proxy for the Fund’s 2016 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, is October 31, 2015. Stockholders wishing to submit proposals or director nominations that are to be included in such proxy statement and proxy must deliver notice to the Secretary at the principal executive offices of the Fund no later than the close of business on November 30, 2015. Stockholders are also advised to review the Fund’s By-laws, which contain additional requirements with respect to advance notice of Stockholder proposals and director nominations.

In 2015, the N&CG Committee met and discussed the nomination of the Class II Directors of the Fund for the 2015 Annual Meeting of Stockholders. The Nominees were recommended by the N&CG Committee, composed of the non-interested Directors. The Nominating and Corporate Governance Committee convened four (4) times during the 2014 calendar year.

The responsibilities of the Nominating and Corporate Governance Committee, as approved by the Directors, are set forth in the Nominating and Corporate Governance Committee Charter, a copy of which is available on the Fund’s website at:
 http://www.cornerstonestrategicvaluefund.com/Data/Sites/5/docs/Nominating_Charter.pdf, under the section “Corporate Governance - Nominating and Corporate Governance Committee Charter.”

BOARD’S ROLE IN RISK OVERSIGHT OF THE FUND

The Board oversees risk management for the Fund directly and, as to certain matters, through its Audit and Nominating and Corporate Governance Committees. The Board exercises its oversight in this regard primarily through requesting and receiving reports from and otherwise working with the Fund’s senior officers (including the Fund’s Chief Compliance Officer), portfolio management personnel of the Investment Adviser, the Fund’s independent auditors, legal counsel and personnel from the Fund’s other service providers. The Board has adopted, on behalf of the Fund, and periodically reviews with the assistance of Fund personnel, policies and procedures designed to address certain risks associated with the Fund’s activities. In addition, the Investment Adviser and the Fund’s other service providers also have adopted policies, processes and procedures designed to identify, assess and manage certain risks associated with the Fund’s activities, and the Board receives reports from service providers with respect to the operation of these policies, processes and procedures as required and/or as the Board deems appropriate. The Board does not believe that a separate Risk Oversight Committee is necessary for effective risk oversight at this time, but intends to continuously evaluate how it assesses risk and consider whether any changes to the current structure are prudent.

REQUIRED VOTE

Directors are elected by a plurality of the votes cast by the holders of shares of common stock of the Fund present in person or represented by proxy at a meeting with a quorum present. For purposes of the election of Directors, abstentions and broker non-votes will be counted as shares present for quorum purposes, may be considered votes cast, and may affect the plurality vote required for Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MR. ROBERT E. DEAN AND MR. SCOTT B. ROGERS AS CLASS II DIRECTORS OF THE FUND.

AUDIT COMMITTEE REPORT

In 2015, the Audit Committee met with the Fund’s Administrator, AST Fund Solutions, LLC, and the Fund’s independent registered public accounting firm, Tait, Weller & Baker LLP, to discuss and review the Fund’s audited financial statements for the calendar year ended December 31, 2014. The Fund’s independent registered public accounting firm represented to the Audit Committee that the Fund’s financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with the Fund’s Administrator and its independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61.

The Fund’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm their independence, in light of the services they were providing.

Based upon the Audit Committee’s discussion with the Fund’s Administrator and the independent registered public accounting firm and the Audit Committee’s review of the representations and report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Fund’s Annual Report for the calendar year ended December 31, 2014 filed with the Securities and Exchange Commission (“SEC”).

This Audit Committee report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement except to the extent that the Fund specifically requests that the report be specifically incorporated by reference.

The Audit Committee of the Board of Directors has selected Tait, Weller & Baker LLP to be employed as the Fund’s independent registered public accounting firm to make the annual audit and to report on, as may be required, the financial statements which may be filed by the Fund with the SEC during the ensuing year.

Respectfully submitted,

Glenn W. Wilcox, Sr.
Andrew A. Strauss
Scott B. Rogers
Edwin Meese III
Robert E. Dean

RELATIONSHIP WITH INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Fund’s independent registered public accounting firm for the calendar year ended December 31, 2014, was the firm of Tait, Weller & Baker LLP. The Audit Committee has selected Tait, Weller & Baker LLP to be the Fund’s registered public accounting firm for the calendar year ending December 31, 2015.

A representative of Tait, Weller & Baker LLP is not expected to be present at the Annual Meeting of Stockholders or make a statement, but may be available by telephone to respond to appropriate questions from Stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Aggregate fees for professional services rendered for the Fund by Tait, Weller & Baker LLP for the years ended December 31, 2014 and 2013 were:

Service	2014	2013
Audit Fees	$20,000	$19,000
Audit-Related Fees	0	0
Tax Fees (1)	4,100	4,000
All Other Fees (2)	0	1,550
Total	$24,100	$24,550

(1)	Tax services in connection with the Fund’s excise tax calculations and review of the Fund’s applicable tax returns.

(2)	All Other Fees represents charges for review of the Fund’s rights offering documents.

All of the services performed by the Fund’s independent registered public accounting firm, including audit-related and non-audit related services, were pre-approved by the Audit Committee, as required under the Audit Committee Charter. Audit Fees for the years ended December 31, 2014 and 2013 were for professional services rendered for the audits of the financial statements of the Fund, reviews, and issuances of consents, and assistance with review of documents filed with the SEC. Tax Fees for the years ended December 31, 2014 and 2013 were for services performed in connection with income and excise tax services other than those directly related to the audit of the income tax accrual.

The Audit Committee has considered and determined that the services provided by Tait, Weller & Baker LLP are compatible with maintaining Tait, Weller & Baker LLP’s independence. The aggregate fees included in Audit Fees are fees billed for the calendar year for the audit of the Fund’s annual financial statements. Of the time expended by the Fund’s independent registered public accounting firm to audit the Fund’s financial statements for the calendar year ended December 31, 2014, less than 50% of such time involved work performed by persons other than the independent registered public accounting firm’s full time, permanent employees. Tait, Weller & Baker LLP did not perform any services on behalf of Cornerstone Advisors, Inc.

INFORMATION PERTAINING TO THE FUND’S INVESTMENT ADVISER AND ADMINISTRATOR

THE INVESTMENT ADVISER

Cornerstone Advisors, Inc. has acted as the Fund’s investment adviser (the “Investment Adviser”) since 2001, and has its principal office at 1075 Hendersonville Road, Suite 250, Asheville, NC 28803. Cornerstone Advisors, Inc. was organized in February 2001, to provide investment management services to closed-end investment companies and is registered with the SEC under the Investment Advisers Act of 1940, as amended. Cornerstone Advisors, Inc. is the investment adviser to one other closed-end fund, Cornerstone Total Return Fund, Inc. Messrs. Bradshaw and Bentz are the only stockholders of the Investment Adviser.

Mr. Bradshaw is President and Chairman of the Board of Directors of the Fund. Mr. Bentz is Chief Compliance Officer, Secretary, and Assistant Treasurer of the Fund.

THE ADMINISTRATOR

AST Fund Solutions, LLC, 48 Wall Street, 22nd Floor, New York, New York 10005, currently acts as the Administrator of the Fund.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 30(h) of the Investment Company Act, as amended in combination require the Fund’s directors and officers, persons who own more than ten (10%) of the Fund’s Common Stock, and the Fund’s Investment Adviser and its directors and officers, to file reports of ownership and changes in ownership with the SEC. The Fund believes that the Fund’s directors and officers, the Fund’s Investment Adviser and its directors and officers have complied with all applicable filing requirements during the year ended December 31, 2014.

INFORMATION PERTAINING TO CERTAIN STOCKHOLDERS

The following table sets forth the beneficial ownership of shares of the Fund by each person known to the Fund to be deemed the beneficial owner of more than five (5%) percent of the outstanding shares of the Fund at the close of business on December 31, 2014:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Shares Outstanding
None

Additionally, on August 24, 2015, Cede & Co., a nominee for participants in the Depository Trust Company, held of record 21,028,432 shares of the Fund, equal to approximately 99.6% of the outstanding shares of the Fund (exclusive of shares held by the beneficial owner of more than five (5%) percent as disclosed above). All the directors and executive officers of the Fund, as of the date of this proxy, owned less than 1% of the outstanding shares of the Fund.

ADDITIONAL INFORMATION

The Proxy Statement does not contain all of the information set forth in the registration statements and the exhibits relating thereto which the Fund has filed with the SEC, under the Exchange Act and the Investment Company Act, to which reference is hereby made.

The Fund is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports and other information with the SEC. Reports, proxy statements, registration statements and other information filed by the Fund can be inspected and copied at the public reference facilities of the SEC in Washington, DC. Copies of such materials also can be obtained by mail from the Public Reference Branch, Office of Consumer Affairs and Information Services, SEC, 100 F Street, NE, Washington, DC 20594, at prescribed rates.

OTHER BUSINESS

The Board of Directors of the Fund does not know of any other matter which may come before the Meeting, but should any other matter requiring a vote of Stockholders arise, including any questions as to the adjournment of the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter in the interest of the Fund.

PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

All proposals by Stockholders of the Fund which are intended to be presented at the Fund’s next Annual Meeting of Stockholders, to be held in the year 2016, must be received by the Fund addressed to Cornerstone Strategic Value Fund, Inc., c/o AST Fund Solutions, LLC, 48 Wall Street, 22nd Floor, New York, New York 10005 in advance of the meeting as set forth in this document.

CORNERSTONE STRATEGIC VALUE FUND, INC.

Gary A. Bentz, Secretary

Dated: August 26, 2015

CORNERSTONE STRATEGIC VALUE FUND, INC.
PROXY CARD FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 20, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Cornerstone Strategic Value Fund, Inc. (the "Fund") hereby constitutes and appoints Messrs. Ralph W. Bradshaw, Andrew A. Strauss, Scott B. Rogers, and Glenn W. Wilcox, Sr., or any of them, the action of a majority of them voting to be controlling, as proxy of the undersigned,with full power of substitution, to vote all shares of common stock of the Fund standing in his or her name on the books of the Fund at the Annual Meeting of Stockholders of the Fund to be held at the First Floor Conference Room, 1075 Hendersonville Rd., Asheville, NC 28803, on October 20, 2015 at 11:30 a.m., Eastern Time, or at any adjournment or postponement thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse hereof.

The undersigned hereby revokes any proxy previously given and instructs the said proxies to vote in accordance with the instructions with respect to the election of the directors and the consideration and vote of such other matters as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no such direction is made, the said proxies will vote FOR Proposal 1 and in their discretion with respect to such other matters as may properly come before the Annual Meeting of Stockholders, in the interest of the Fund.

(Continued and to be dated and signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
CORNERSTONE STRATEGIC VALUE FUND, INC.
October 20, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at http://www.cornerstonestrategicvaluefund.com/Data/Sites/5/docs/CLM_proxy_final.pdf
PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 (THE ELECTION OF DIRECTORS) AND "FOR" PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. To approve the election of two (2) Directors:

NOMINEE:

Robert E. Dean	For	/ /	Withhold	/ /
Scott B. Rogers	For	/ /	Withhold	/ /

2. In their discretion, the proxies are authorized to consider and vote upon such other matters as may properly come before the said Meeting or any adjournment thereof.

FOR	AGAINST	ABSTAIN
/ /	/ /	/ /

Your proxy is important to assure a quorum at the Annual Meeting of Stockholders, whether or not you plan to attend the meeting in person. You may revoke this proxy at anytime, and the giving of it will not affect your right to attend the Annual Meeting of Stockholders and vote in person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. [ ] Please note that changes to the registered name(s) on the account may not be submitted by this method.

SIGNATURE OF STOCKHOLDER	DATE

SIGNATURE OF STOCKHOLDER	DATE

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.